UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 18, 2008

(Date of earliest event reported)

SOUTHERN STAR ENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30299 (Commission File Number)	20-2514234 (IRS Employer Identification No.)

110 CYPRESS STATION DRIVE, SUITE 152, HOUSTON, TEXAS 77090

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (832) 375-0330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02         Termination of Material Definitive Agreements

Effective December 18, 2008, the Registrant’s Employment Agreement with Deborah Null (“Ms. Null”), effective as of October 27, 2008 (the “Employment Agreement”), and the Stock Option and Subscription Agreement by and between the Registrant and Ms. Null, dated October 27, 2008 (the “Stock Option Agreement”) have been terminated. A description of the material terms and conditions of the Employment Agreement and Stock Option Agreement can be found in the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2008.

Deborah Null was employed as the Registrant’s land manager. Ms. Null terminated the Employment Agreement pursuant to Section 2.8.1 thereof, which provides for a ninety-day probationary period of assessment, starting on October 27, 2008, in which the Registrant or Ms. Null could terminate the Employment Agreement without notice or compensation. Pursuant to the Employment Agreement and the Stock Option Agreement, all of Ms. Null’s options to purchase 100,000 shares of the Registrant’s common stock (the “Options”) granted pursuant to the Employment Agreement are void and of no effect.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN STAR ENERGY INC. (Registrant)

Dated: December 19, 2008	By: /s/ William David Gibbs William David Gibbs Chief Executive Officer, President and Secretary